                           COMSTOCK SERVICE MARKETING

                            REPRESENTATIVE AGREEMENT

         AGREEMENT, made as of January 29, 1998 ("Effective Date"), by and between S&P ComStock, Inc. ("SPC"), a New York corporation with offices at 600 Mamaroneck Avenue, Harrison, New York 10528, and A.B. Watley, Inc. (Representative"), having an office at 33 W. 17th St. New York, N.Y. 10011-5511

         WHEREAS, SPC desires to grant a license to Representative to market SPC's proprietary ComStock on the Net Internet Service to subscribers to such Service which are located in the United States and Canada.

         WHEREAS, Representative desires to obtain such license on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties mutually agree as follows:

         1. Definitions.

         In this Agreement, the following terms shall have the meanings set forth herein:

         (a) "SPC Datafeed": SPC's proprietary real-time broadcast data feed of commodities, futures, options, securities and other financial information, in the SPC format, and described in Schedule 2, attached hereto and incorporated herein.

(b) "ComStock Service": The SPC Datafeed distributed through the Internet, distributed as a package service under the name "S&P ComStock".

         (c) "Sources": All exchanges and other third party sources of information included in the SPC Datafeed.

         (d) "The Territory": The United States, Canada and International users.

         (e) "Subscribers": End-users of the ComStock Service located in the Territory who have executed SPC's Subscription Agreement.

         2. Marketing License.

         (a) Subject to the terms and conditions of this Agreement, Representative is hereby granted for the term of this Agreement a nonexclusive, nontransferable right and license to market ComStock on the Net solely to offices of Subscribers, provided that such offices are located in the Territory. Representative agrees and understands that it is not permitted to market, sell, or support the ComStock Service or any component thereof to any third party which is not a Subscriber as defined herein nor is it permitted to market, sell, or support the ComStock Service or any component thereof to any Subscriber's offices which are located outside the Territory without the express prior written permission of SPC. Representative agrees and understands that it is not permitted to market, sell or support the ComStock Service to any SPC customer. Representative further agrees and understands that it is not permitted to sublicense, transfer, or assign its rights hereunder.

         (b) Prior to the receipt of access to the S&P ComStock Service by each Subscriber, Representative shall obtain from each such Subscriber an executed copy of the Subscription Agreement for a minimum subscription term of one (1) month, and shall promptly forward the same to SPC for acceptance by SPC together with any applicable Source agreements executed by Subscribers; it is understood by Representative that no access to the ComStock Service shall be provided to a Subscriber until Representative is notified in writing by SPC that such acceptance has been granted and that all necessary Source permissions for such Subscriber have been obtained. The granting of any and all entitlements to components of the SPC Datafeed to each and every Subscriber are at the sole discretion of SPC and its Sources. Representative agrees and understands that it is not authorized to make any material alterations or amendments to the Subscription Agreement without the express prior written consent of SPC. SPC shall provide Representative with an adequate supply of copies of its then-current Subscription Agreement; Representative shall promptly destroy any unused copies of versions of the Subscription Agreement which are subsequently superseded.

         (c) Representative understands that the equipment which is comprised of the dedicated phone line, network connection, and any other equipment needed for said service shall be installed at Representatives site and such equipment and service management and support shall be performed by A.B. Watley

         (d) Representative shall notify SPC of any action by any Subscriber which comes to its attention which is a material breach of any of the provisions of the license from Representative or the Subscription Agreement. Representative shall honor all reasonable requests by SPC to protect SPC's rights in the ComStock Service in the event of a breach of any of such provisions which threatens such rights. Representative shall not institute legal proceedings against any Subscriber relating to SPC's proprietary rights in the ComStock Service without the prior written permission of SPC, such permission not to be reasonably denied.

         (e) Representative shall be responsible at its own expense for all billings to and collections from Subscribers, in accordance with the terms and conditions of the applicable licenses and such reasonable instructions as it may receive from SPC from time to time. At Representative's expense, SPC shall honor all reasonable requests by Representative to protect Representative's rights vis-a-vis subscribers in the event of a breach of any provision of a subscriber's contract with the Representative, such obligation shall be limited to Representative's services at the subscribers location.

         3. Permissions from Sources.

         (a) Representative shall obtain, or require its Subscribers to obtain any necessary permissions and licenses and shall have executed in advance any and all necessary documents, which may be required of Representative or its Subscribers by the various Sources with respect to the Representative's marketing of the ComStock Service; SPC shall advise Representative in this regard, upon request. Representative shall obtain from Subscribers and forward to SPC executed copies of all necessary Source agreements/permissions as may be required; it shall be the responsibility of SPC to determine what Source agreements/permissions are necessary in each case. SPC may discontinue provision of the SPC Datafeed (or portions thereof) hereunder, without notice, whenever the terms of SPC's agreements with the Sources require such discontinuance. If in its reasonable judgment SPC finds a breach by Representative or its Subscribers of any of the provisions of this Agreement, then SPC may discontinue provisions of the SPC Datafeed (or portions thereof) hereunder, provided Representative entitled to a ten (10) business day cure period prior to any termination by SPC pursuant to foregoing.

         (b) It shall be the sole obligation of Representative to determine the requirements for and to obtain any necessary permissions and licenses, and to execute any necessary documents which may be required of Representative or its Subscribers by the various Sources with respect to Representative's Software.

         4. Indemnifications and Representations.

         (a) Representative agrees to indemnify and hold SPC and its affiliates harmless from and against any and all losses, damages, liabilities, costs, charges and expenses, including reasonable attorneys' fees, arising out of: any failure on the part of Representative with respect to any obligations to obtain prior approvals from appropriate Sources and to comply with any applicable conditions, restrictions or limitations imposed by such Sources.

         (b) SPC represents and warrants that it has the rights and licenses necessary to transmit the SPC Datafeed to Representative and its Subscribers as provided hereunder, subject to paragraph 5(c) below, and that the license granted to Representative hereunder does not infringe any proprietary right of any third party. Each party shall indemnify and hold harmless the other party with respect to any and all losses, damages, liabilities, costs, charges and expenses, including reasonable attorneys' fees, arising out of any breach of the foregoing warranties respectively made by such party.

         (c) SPC makes no representation that all portions of the SPC Datafeed may be distributed to any given Subscriber. It shall be the responsibility of SPC to confirm with the applicable Sources whether or not all or such portions of the SPC Datafeed as are selected by each Subscriber pursuant to its Subscription Agreement may in fact be provided to such Subscriber.

         5. Transmission of ComStock Service to Subscribers.

         (a) During the term of the Agreement SPC shall distribute the SPC Datafeed to Subscribers via the Internet, such Data Delivery Equipment to be installed at A.B. Watley. S&P ComStock shall not be responsible for any Data Delivery Equipment failures that may occur while in the direct control of A B. Watley.

         (b) Representative shall assist SPC in obtaining any permissions, licenses, or approvals required in connection with deliveries of the SPC Datafeed by SPC to Subscribers directly or via third party delivery systems.

         (c) A bona fide order must include a fully executed Subscription Agreement, an advance payment as described herein at paragraph 6(c), and a completed order form substantially similar to Exhibit A.

         (d) Representative shall inform SPC in writing of any changes requested by Subscribers regarding access to the S&P ComStock Service or access to Sources provided through the S&P ComStock Service.

         (e) Representative understands and agrees that it will take a minimum of one (1) business day upon receipt of an Executed Subscriber Agreement and/or notice of a change in service for installing a Subscriber and/or making changes to Subscriber or Representative service, as long as signed Source agreements have been received by SPC.

         6. Payments.

         In consideration for the license granted to Representative by SPC under this Agreement, Representative shall make the following payments to SPC:

         (a) Representative shall pay to SPC a monthly service charge, payable on the l5th day of the service month, for a minimum of one (1) month for each subscriber (client service representatives (Watley) not included), for access to the ComStock Service as set forth in Exhibit A. The fees set forth at Exhibit A are exclusive of any fees or charges which may be imposed by any Sources, (if any) which fees shall be paid by Representative or its Subscribers directly to any Sources which request such direct payment or, alternatively, billed by SPC to Representative as set forth at paragraph 6(c) below. It is understood and agreed that Source fees are subject to change at any time, without notice. SPC will make every reasonable effort to notify Representative of any such change within 15 days following the receipt of such fee change notice by SPC. Representative shall be responsible for the collection and payment to SPC or directly to the Sources of any and all applicable fees charged to Subscribers by Sources for such Subscribers' access to the SPC Datafeed. Representative shall be responsible for payment of any Subscriber's Source fees to SPC or directly to the Sources in the event of any default by any Subscriber, if any source fees are applicable.

         (b) Representative shall not have to pay to SPC an Advance Fee of $1,000 for each Subscription location at which the ComStock Service is to be installed as long as Representative submits payment on a timely basis to SPC. If Representative becomes delinquent with payments to SPC, then SPC reserves the right to request direct agreements with Subscribers for payment of SPC's services. Furthermore, SPC reserves the right to institute an Advance Fee in the event that Representative becomes delinquent to SPC. This fee shall be remitted by Representative to SPC at the time of placing any new order, and shall be applied as a credit against the payments otherwise owing for the installation and first month's service at that Subscribers location as determined and set forth at paragraph 6 (a) above.

         (c) SPC shall invoice Representative on a monthly basis in advance, for all fees owing under paragraph 6 (a), including any fees owed to any Sources which do not bill Representative or Subscriber directly. SPC will be informed in writing of any charges disputed by Representative within fifteen (15) days from receipt of invoice by Representative. Both parties will make every reasonable effort to resolve any disputes related to the invoice within twenty-five (25) days from receipt of invoice by Representative. Invoices will be due and payable on the 15th day of the service month noted on the invoice.

         (d) Any amounts payable to SPC by Representative hereunder which are more than thirty (30) days past due shall bear interest at the rate of 1-1/2% per month. Any invoice submitted by SPC shall be deemed correct unless Representative advises SPC in writing or e-mail within 30 days of receipt of invoice that it disagrees with the invoice and specifies the nature of the disagreement. While such invoice is under documented dispute interest shall be suspended until such dispute is resolved. In addition, in the event invoices are not paid within 30 days of receipt, and such payment is not received by SPC within five (5) days of notice by SPC to Representative, not withstanding written notice submitted by Representative disputing such invoice SPC may discontinue ComStock Service to Representative and all Subscribers. SPC reserves the right to impose and collect security deposits for any new orders submitted by Representative to SPC subsequent to any such discontinuance and restoration of ComStock Service for nonpayment as set forth herein.

         (e) Representative shall be responsible for any sales, use, property, value added, or other similar taxes imposed on any transactions hereunder, except for taxes based upon income and taxes if the Representative furnishes an exception certificate. Representative shall be responsible for any customs and import duties imposed by any U.S. or foreign governmental agency on any transactions hereunder.

         7. Disclaimers; Limitation of Liability.

         (a) NEITHER SPC, NOR ANY OF ITS AFFILIATES, NOR ANY SOURCES, MAKE ANY EXPRESS OR IMPLIED WARRANTIES (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE) WITH RESPECT TO THE S&P COMSTOCK SERVICE OR ANY COMPONENTS THEREOF. NEITHER SPC, NOR ANY OF ITS AFFILIATES, NOR ANY SOURCES WARRANT THAT THE S&P COMSTOCK SERVICE OR ANY OF ITS COMPONENTS WILL BE UNINTERRUPTED OR ERROR-FREE. REPRESENTATIVE EXPRESSLY AGREES THAT ITS USE AND ITS SUBSCRIBERS USE OF THE S&P COMSTOCK SERVICE IS AT THE SOLE RISK OF REPRESENTATIVE AND ITS SUBSCRIBERS. SPC, ITS AFFILIATES, AND ALL SOURCES INVOLVED IN CREATING OR PROVIDING THE S&P COMSTOCK SERVICE OR ANY OF ITS COMPONENTS WILL IN NO WAY BE LIABLE TO REPRESENTATIVE OR ANY SUBSCRIBERS OR OTHER THIRD PARTIES FOR ANY INACCURACIES, ERRORS OR OMISSIONS, REGARDLESS OF CAUSE, IN THE SPC DATAFEED OR FOR ANY DEFECTS OR FAILURES IN THE TID HARDWARE OR THE TID SOFTWARE, OR FOR ANY DAMAGES (WHETHER DIRECT OR INDIRECT, OR CONSEQUENTIAL, PUNITIVE OR EXEMPLARY, EVEN IF SPC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) RESULTING THEREFROM. THE LIABILITY OF SPC AND ITS AFFILIATES IN ANY AND ALL CATEGORIES, WHETHER ARISING FROM CONTRACT, WARRANTY, NEGLIGENCE, OR OTHERWISE SHALL, IN THE AGGREGATE, IN NO EVENT EXCEED THE AVERAGE MONTHLY SERVICE CHARGE (AS SET FORTH IN EXHIBIT C) WHICH IS PAID BY REPRESENTATIVE TO SPC DURING THE TERM OF THIS AGREEMENT. REPRESENTATIVE AGREES THAT ITS USE AND ITS SUBSCRIBERS USE OF TAL REAL TRADE ORDER ENTRY SERVICE SHALL IN NO WAY BE AFFILIATED WITH S&P COMSTOCK AND ITS COMSTOCK ON TO NET SERVICE AND USE OF TAL'S REAL TRADE ORDER ENTRY SERVICE IS AT THE SOLE RISK OF REPRESENTATIVE AND ITS SUBSCRIBER.

         (b) The provisions of this Section shall survive any termination of this Agreement.

         8. Term.

         (a) This Agreement shall take effect upon its execution by an authorized representative of SPC and of Representative.

         (b) The initial term of this Agreement shall expire on February 1, 2000. Neither SPC nor Representative shall terminate or alter this Agreement except as stated herein unless written notice of non-renewal is given by one party to other not later than November l, 1999, this Agreement shall be automatically renewed until February 1, 2001. Thereafter, unless written notice of non-renewal is given by one party to the other not later than each one year anniversary of November 1, 1999, this Agreement shall be automatically renewed for a further two (2) year term. By way of example (i) if notice of non-renewal is not received by November l, 2000, this Agreement shall be in full force and effect through February 1, 2002 and (ii) if notice of non-renewal is not received by November 1, 2001, this Agreement shall be in full force and effect through February 1, 2003 and so on. Notice expressing a desire to terminate this Agreement at the end of the then-current term will be sent by certified mail to the address specified in this Agreement.

         (c) Watley has the right to terminate contract up to 60 days after installation if service is not satisfactory. Service pertains to accuracy of data, delivery speed of data, and overall performance of S&P ComStock's datafeed.

         9.Termination; Right to Injunctive Relief.

         (a) Either party shall have the right to terminate this Agreement for material breach by the other party by giving thirty (30) days prior written notice, such termination to take effect unless the breach is cured or corrected within such notice period.

         (b) If a receiver is appointed for either party's business or if either party petitions under any bankruptcy and is adjudicated a bankrupt, declared an insolvent, or makes an assignment for the benefit of creditors, then the other party shall, upon thirty (30) days prior written notice, have the right to terminate this Agreement.

         (c) In addition to and notwithstanding the above, if Representative, or any of its employees, agents or representatives, shall attempt to use or dispose of the S&P ComStock Service or any component thereof, or any confidential information of SPC, in a manner contrary to the terms of this Agreement, SPC shall have the right, in addition to such other remedies as may be available to it, to injunctive relief enjoining such acts or attempt, it being acknowledged by Representative that legal remedies are inadequate.

         10. Prevention of Performance.

         Neither party shall have any liability for any default or delay resulting from force majeure, which shall be deemed to include any circumstances beyond its control. Such circumstances shall include, but are not limited to, acts of the government, fires, flood, strikes, power failures or communications line or network failures.

         11. Assignment.

         This Agreement may not be assigned, sublicensed or otherwise transferred by either party, except to a wholly owned subsidiary, without the written consent of the other party, such consent not to be unreasonably withheld, provided, however, that no such consent shall be required with respect to any assignment by SPC to its parent company, or to any SPC affiliates.

         12. General.

         (a) This Agreement and its Exhibits embodies the entire agreement between the parties hereto. There are no promises, representations, conditions or terms other than those herein contained. No modification, change or alteration of this Agreement shall be effective unless in writing and signed by the parties hereto.

         (b) The failure of either party to exercise any of its rights under this Agreement for a breach hereof shall not be deemed to be a waiver of such rights nor shall the same be deemed to be a waiver of any subsequent breach.

         (c) All notices under this Agreement shall be given in writing to the parties as follows:

         To:   S&P ComStock, Inc.

               600 Mamaroneck Avenue

               Harrison, NY 10528


               Attn: Paul Zinone

               Vice President


         To:   A B. Watley, Inc.

               33 W. 17th St

               New York, N.Y. 10011-5511


               Attn.: Robert Malin

               President

         (d) This Agreement shall be governed by the laws of the State of New York and shall be subject to the jurisdiction of the courts of that State.

         IN WITNESS WHEREOF, Representative and SPC have caused this Agreement to be executed by their duly authorized respective officers, as of the day and year above written.

S&P COMSTOCK, INC.                                REPRESENTATIVE

By:    /s/ Paul Zinzonc                           By:    /s/ Robert Malin

Title: V.P. of Sales                              Title: President

   Date: 2/19/98                                      Date: 1/28/98

                             SCHEDULES AND EXHIBITS

Schedule 1:       S&P ComStock Subscriber Agreement

Schedule 2: Information Definition

Exhibit A: Monthly Service Charge
SCHEDULE I
SCHEDULE 2

Exhibit B. Addendums

                                  DATA COVERAGE

                                  NORTH AMERICA

Equity Exchanges -
       Alberta Stock Exchange
       American Stock Exchange (AMEX)
       Canadian OTC Automated Trading System
                                     (COATS)

       Montreal Stock Exchange
       NASDAQ
             (NMS, OTC Bulletin Board, Mutual Funds, Money Markets, Level II*) New York Stock Exchange (NYSE)
             (Boston, Philadelphia, Cincinnati, Instinet, Midwest, NASD, NYSE Toronto Stock Exchange
       Vancouver Stock Exchange

Future Exchanges -

         Chicago Board of Trade (CBT)
         Chicago Mercantile Exchange  (CME)
         Commodities Exchange Center  (CEC)
         Kansas City Board of Trade
         Mid-America Commodity Exchange
         Minneapolis Grain Exchange
         New York Mercantile Exchange  (NYMEX)
         New York Commodity Exchange  (COMEX)
         Winnipeg Commodity Exchange

Option Exchanges -
         Option Price Reporting authority
         (Equities & Indices: AMEX, CBOE
         NYSE, Pacific, Philadelphia,            Foreign Currency: Philadelphia)

                                  INTERNATIONAL

Equity   Exchanges -
         Amsterdam Stock Exchange
         Basle Stock Exchange
         Berlin Stock Exchange
         Bremen Stock Exchange
         Dusseldorf Stock Exchange
         Frankfurt Stock Exchange
         Hamburg Stock Exchange
         Hanover Stock Exchange
         Geneva Stock Exchange
         London Stock Exchange
         Milan Stock Exchange
         Munich Stock Exchange
         Paris Stock Exchange
         SEAQ International
         Stutgart Stock Exchange
         Zurich Stock Exchange

Future Exchanges -
         Amsterdam Futures Association
         Hong Kong Futures
         International Petroleum Exchange (IPE)
         London Commodities Exchange (LCE)
         London Int'l Financial Futures Exchange & London Traded Options
           (LIFFE)(LTO)
         London Metals Exchange (LME)
         Mase Westpac Ltd.
         MATIF
         Rudolf Wolff
         Singapore Int'l Monetary Exchange (SIMEX)
         Swiss Options & Financial Futures (SOFFEX)
         Sydney Futures Exchange
         Zurich Futures Exchange

Option Exchanges
Deutsche Terminborse
(DTB)

News Sources

Equity Analysis -
         S&P MarketScope
         S&P MarketScope Europe
         S&P Fundamental Data
         S&P Index Alert

Fixed Income
         Bear Stearns/Street Software

Equity News -
         Dow Jones Broadtape
         S&P MarketScope Alert

Energy Analysis -
         Platt's Global Alert

Future News -
         Futures World News

Foreign Currency -
         S&P ComStock FOREX
         MMS Currency

                                    EXHIBIT A

                                  MONTHLY FEES:

MONTHLY FEES:
-------------
[*]












ONE-TIME FEES:
Installation                                $ 0
Dial Backup Installation                    $ 0
Shipping                                    $ 0
Equipment Deposit                           $ 0
[*]

----------------------
*Confidential treatment requested.

                                    EXHIBIT B

                                    Addendum

Revenue Sharing

For each client transferred or referred from ComStock on the Net, A.B. Watley agrees to pay ComStock an additional fee of $.25 per trade executed by the transferred/referred client ("transfer fee").

Mutual Marketing Agreement

S&P ComStock agrees to the following marketing commitments with A.B. Watley (Internet Financial Services).

            1. Reciprocal site Links and Registration Pages- Watley will provide ComStock with a link (upon S&P ComStock web site completion) to registration page that ComStock constructs in order to most accurately track individuals interested in ComStock's service. Watley will prominently display the ComStock link on A.B. Watley's site. In reciprocity, ComStock will provide Watley with a prominent position on their site (upon S&P ComStock web site completion), such position to be decided by S&P ComStock, also featuring a process, if possible, by which potential clients may receive information on Watley and our products.

            2. Contacting existing clients- Watley will provide brochures and information packets outlining products and services. Brochures and other collateral material should reflect the current co-branding relationship and highlight the benefits. This information will be included in a direct mail piece to be sent to S&P ComStock's ComStock on the Net clients.

            3. Joint Participation in Trade Shows- Watley will have the opportunity to display with ComStock at (2) two trade shows. The shows will be determined by Watley but advance notice is required for any given show. S&P ComStock's responsibility at such shows is to provide its brand name, representation and marketing literature.

            4. Marketing Collateral- Watley will create a one page fact sheet describing their services to be included in our outgoing materials.